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                                E X H I B I T   (10)

                                 MATERIAL CONTRACTS


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                                                                           17-85
                                     Exhibit 10

                             EXECUTIVE BENEFIT AGREEMENT
                             ---------------------------

            THIS AGREEMENT, made and entered into on this 26th. day of January, 1996, by and among SOUTH BRANCH VALLEY BANCORP, INC., a West Virginia corporation and bank holding company (the "Company"), and its wholly-owned subsidiary, SOUTH BRANCH VALLEY NATIONAL BANK, a national banking association with its principal offices located in Moorefield, West Virginia (the "Bank") and
H. CHARLES MADDY, III (the "Executive").

            WHEREAS, the Executive is currently employed by the Company and its wholly owned subsidiary, as President and Chief Executive Officer; and,

            WHEREAS, the Company, as the sole shareholder of the Bank, and the Board of Directors of the Company recognizes that the Executive's contribution to the growth, success, and continued operation of the Company and the Bank has been substantial; and,

            WHEREAS, the Company believes it is in the best interest of the Company and the Bank to grant the Executive a level of security to preserve key management and to assure fair consideration of any affiliation opportunities that may arise.

            NOW THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, the Company, the Bank and Executive contract and agree as follows:

            OPERATION  AND INTENT OF  AGREEMENT.  This  Agreement is intended to
            -----------------------------------
provide for the payment by the Company and its subsidiary of certain benefits to Executive if a change of control of the Company or its subsidiary occurs. This Agreement also provides for the payment by the Company and/or the Bank of certain benefits to Executive if the Executive elects at his option to terminate his employment within six months after a change of control or if Executive's employment with the Company or the Bank is terminated within twenty-four (24) months after a change of control of the Company or the Bank and such termination was not for Good Cause, as that term is defined herein.

            1.    DEFINITIONS.  The following definitions in addition to any
                  -----------
terms otherwise defined herein, shall apply to designated phrases used in this Agreement.

                  a. "Change of Control" means (i) a change of ownership of the Company and/or its wholly owned subsidiary which would have to be reported to the Securities and Exchange Commission as a Change of Control, including but not limited to the acquisition by any "person" and/or entity as defined by securities regulations and law, of direct or indirect "beneficial ownership", as defined, of twenty five percent (25%) or more of the combined voting power of the Company's then outstanding

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                                                                           18-85
securities; or (ii) the failure, at any time during a period of three (3) consecutive years, of individuals who at the beginning of such period constitute the Board for any reason, to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved by at least two-thirds of the directors at the beginning of the period, or (iii) the consummation of a "Business Combination" as defined in the Company's Articles of Incorporation.

                  b. "Salary" means the Executive's average of full earnings reported on IRS Form W-2 for the two full year periods immediately prior to the date of the consummation of the Change of Control or for two full year periods immediately preceding the Date of Termination, whichever is greater.

                  c. "Good Cause" includes (i) termination for continued poor work performance after written notice of and reasonable opportunity to correct deficiencies; (ii) termination for behavior outside or on the job which affects the ability of management of the Company or Bank or co-workers to perform their jobs and which is not corrected after reasonable written warning; (iii) termination for failure to devote reasonable time to the job which is not corrected after reasonable warning; and (iv) any other significant deficiency in performance by the Executive which is not corrected after reasonable warning.

                  d. "Disability" means total and permanent disability to perform the duties of the President and CEO from day to day in Executive's said capacity.

                  e. "Retirement" means termination of employment by the Executive in accordance with Company's (or its successor's) retirement plan, including early retirement as approved by the Board of Directors.

                  f. "Good Reason" means: (a) a Change of Control in the Company; and (b) a decrease in the total amount of the Executive's base salary below its level in effect immediately prior to the date of consummation of the Change of Control, without the Executive's prior written consent; or (c) a material reduction in the importance of the Executive's job responsibilities or assignment of job responsibilities inconsistent with the Executive's responsibility prior to the Change of Control without the Executive's prior written consent; or (d) a geographical relocation of the Executive to an office more than 20 miles from the Executive's location at the time of the Change of Control or the imposition of travel requirements inconsistent with those existing prior to the Change of Control without the Executive's prior written consent;or (e) failure of Company to obtain express assumption of this Agreement by its successor; or (f) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination required in this agreement; or (g) any removal of Executive from, or failure to re-elect Executive to any of the Executive's positions with Company or Bank immediately prior to a Change of Control (except in connection with termination of Executive's employment for

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                                                                           19-85
Good Cause, death, Disability or Retirement) without Executive's prior written consent.

                  g. "Wrongful Termination" means termination of the Executive's employment by the Company or its affiliates for any reason other than at Executive's option, Good Cause or the death, Disability or Retirement of Executive prior to the expiration of twenty-four (24) months after consummation of the Change of Control.

            2.  TERMINATION  WITHOUT  REASON  AT  EXECUTIVE'S  OPTION;  LUMP-SUM
                ----------------------------------------------------------------
PAYMENT.  The Executive may  terminate  his  employment  with the Company or its
-------
affiliates WITHOUT REASON AT HIS OPTION by giving written notice of termination within six (6) months of consummation of any Change of Control; provided that notice shall be given at least thirty (30) days prior to the effective time for termination. In such event, Executive shall be entitled to receive a lump sum payment equal to 75% of his Salary.

            3. TERMINATION FOR GOOD REASON OR FOR CAUSE;  NOTICE OF TERMINATION.
               -----------------------------------------------------------------
The Executive may terminate his employment with the Company or its affiliates for Good Reason. In the event of a Change of Control, the Company or Bank may terminate Executive's employment only for Good Cause within twenty-four (24) months after consummation of Change of Control. Any termination of the Executive's employment by the Company or Bank or by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Executive's employment under the provision so indicated, and which shall further specify an effective date of termination. For purposes of this Agreement, "Date of Termination" shall mean the date on which Notice of Termination is to be effective. Compensation shall be determined in accordance with paragraph 5(b) below.

            4.  RESIGNATION  OF  EXECUTIVE.  Executive may resign for any reason
                --------------------------
within a six (6) month period after a Change of Control is consummated. Executive may resign for Good Reason within a twenty-four (24) month period, after a Change of Control is consummated, by giving thirty (30) days prior written notice of his resignation. Compensation shall be determined in accordance with paragraph 5 below; provided, however, that in the event of termination of the Executive due to his resignation (for reasons other than Good Reason or the exercise of the six-month option set forth in paragraph 2, above) Executive shall only be entitled to compensation through his last day of employment.

            5.  COMPENSATION OF EXECUTIVE UPON TERMINATION.
                ------------------------------------------
                  a. Except as hereinafter provided and as provided in paragraph 2 above, if the Executive terminates his employment with the Company or Bank at his option, without reason as provided above, the

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                                                                           20-85
Company hereby agrees to pay the Executive a cash payment equal to the Executive's Salary, as defined at 1(b), multiplied by 75%.

                  b. If the Executive terminates his employment with the Company or Bank for Good Reason or the Company terminates the Executive's employment in a manner constituting Wrongful Termination, the Company hereby agrees to pay the Executive a lump-sum cash payment equal to the Executive's Salary, on a monthly basis, multiplied by the number of months between the Date of Termination and the date that is twenty-four (24) months after the date of consummation of Change of Control. In the event calculation of such payment would result in a lump-sum cash payment to Executive less than 50% of his Salary, then Executive shall be entitled to receive a cash payment equal to 50% of his Salary.

                  c. For the year in which Wrongful Termination or a termination for Good Cause occurs, the Executive will be entitled to receive his reasonable share of the Company's cash incentive bonuses and employee benefit plan contributions, if any, allocated in accordance with existing policies and procedures and authorized by the Board of Directors, except that, the amount of the Executive's cash incentive bonus shall not be reduced due to the Executive not being actively employed for the full year.

                  d. The Executive will continue to participate, without discrimination, for the number of months between the Date of Termination and the date that is twenty-four (24) months after the date of the consummation of the Change of Control in benefit plans (such as retirement, disability and medical insurance) maintained after any Change of Control for employees, in general, of the Company, or any successor organization, provided the Executive's continued participation is possible under the general terms and conditions of such plans. In the event the Executive's participation in any such plan is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would have been entitled had his participation not been barred. However, in no event will the Executive receive from the Company the employee benefits contemplated by this section if the Executive receives comparable benefits from any other source.

                  e. In the event the Executive becomes entitled to any payments or benefits under this Agreement or any benefit plan or program of the Company, if any such payments or benefits will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (or any similar tax that may hereinafter be imposed), the Company shall pay to the Executive an additional amount or amounts (each, a "Gross Up Payment"), such that the net amount or amounts retained by the Executive, after deduction of any Excise Tax on any of the above-described payments or benefits and any federal, state and local income tax and excise tax upon payment provided for by this section, shall be equal to the amount of such payments or benefits prior to the imposition of such Excise Tax.


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                                                                           21-85
            6. OTHER EMPLOYMENT. The Executive shall not be required to mitigate
               ----------------
the amount of any payment provided for in this Agreement by seeking other employment. The amount of any payment provided for in this Agreement shall not be reduced by any compensation earned or benefits provided (except as set forth in the final sentence of paragraph 5.d above) as the result of employment by another employer after the Date of Termination.

            7. RIGHTS OF COMPANY PRIOR TO THE CHANGE OF CONTROL.  This Agreement
               ------------------------------------------------
shall not affect the right of the Company or Bank to terminate the Executive, or to reduce the salary or benefits of the Executive, with or without Good Cause, prior to any Change of Control; provided, however, any termination or reduction in salary or benefits which takes place after discussions have commenced which result in a Change of Control shall be presumed (without clear and convincing evidence to the contrary) to be a violation of this Agreement which entitled the Executive to the benefits hereof, so that any termination by Company shall be deemed to be a Wrongful Termination, and all references in this Agreement to "Salary" shall be deemed to mean the Salary, as defined herein, based on the earnings Executive would have had immediately prior to any reduction thereof.

            8. SUCCESSORS; BINDING AGREEMENT, EXCLUSIVE REMEDY.
               -----------------------------------------------

                  a. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or the Bank, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason.

                  b. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executives devisee, legatee, or other designee or, if there by no such designee, to the Executive's estate.

                  c. This Agreement shall represent the exclusive and only remedy of Executive with respect to the Salary and other benefits provided for in this Agreement in the event a termination occurs after a Change of Control. The Company, Bank, and the Executive agree that it is impossible to determine with any reasonable accuracy the amount of prospective damages to either party should Executive be terminated or

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                                                                           22-85
terminate his employment during the term of this Agreement. The Company and the Executive agree that the payment provided herein is reasonable and not a penalty, based upon the facts and circumstances of the parties at the time of entering this Agreement, and with due regard to future expectations.

            9.  ARBITRATION.  In the event of any dispute  between the Bank, the
                -----------
Executive and the Holding Company under this Agreement which the Bank, the Executive and the Company are unable to resolve, including but not limited to whether a Change of Control of the Bank has occurred or whether Executive's employment was terminated for Good Cause, the dispute shall be submitted to arbitration at the request of the Executive. In requesting arbitration the Executive shall so notify the other parties in writing and shall specify the question or questions to be arbitrated. Within ten (10) days after receipt of such notification, the Bank and the Company shall select one arbitrator and the Executive shall select one arbitrator and shall give the name and address thereof to the other parties. Within ten (10) days after the selection of the second arbitrator, the two arbitrators shall promptly select a third arbitrator. In the event one party fails to select an arbitrator within the required time period, the arbitrator who has been selected may select a disinterested arbitrator and the two arbitrators may proceed to resolve the dispute. The panel of arbitrators shall schedule a hearing on the disputed issues to be held within thirty (30) days of the last day of the hearing. The decision of a majority of the arbitrators shall be final and conclusive on the Executive, the Company and the Bank.

            10. NOTICE. For the purposes of this Agreement, notices, demands and
                ------
other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by the United States registered mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:
                  Mr. H. Charles Maddy, III
                  -------------------------
                  P. O. Box 79
                  -------------------------
                  Old Fields, West Virginia 26845
                  -------------------------------

            If to the Company:
                  South Branch Valley Bancorp, Inc.
                  ---------------------------------
                  310 North Main Street
                  ---------------------------------
                  Moorefield, West Virginia  26836
                  ---------------------------------

or such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            11.   MISCELLANEOUS.  No provision of this Agreement may be
                  -------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and another executive officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach

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                                                                           23-85
by the other hereto of, or compliance with, any condition or provisions of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

            12.   VALIDITY.  The invalidity or unenforceability of any provision
                  --------
or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

            13.   LEGAL FEES.  Company shall pay all reasonable legal fees
                  ----------
and expenses incurred by Executive in enforcing any right or benefit provided by this Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

                                    SOUTH BRANCH VALLEY BANCORP, INC.

                                    By: /s/Oscar M Bean
                                        --------------------------------------
                                         Its: Chairman of the Board
                                              --------------------------------


                                    SOUTH VALLEY NATIONAL BANK

                                    By: /s/ Oscar M. Bean
                                        --------------------------------------
                                         Its: Chairman of the Board
                                              --------------------------------

Attest:

/s/ Phoebe Fisher Heishman
--------------------------


                                     /s/ H. Charles Maddy, III
                                     -----------------------------------------
                                    Executive